Exhibit 2.3

                                 AMENDMENT NO. 1
                       TO THE SALE AND PURCHASE AGREEMENT
                               DATED JUNE 5, 2008

This Amendment is made on September 9, 2008 by and between:

1. Ridgewood Near East Holdings, LLC, a limited liability company, established and organized under the laws of Delaware, having its registered offices at 947 Linwood Avenue, Ridgewood, New Jersey 07450, represented herein by Mr. Randall D. Holmes, in his capacity as the legal representative of Ridgewood Near East Holdings;

2. RW Egyptian Holdings, LLC, a limited liability company, established and organized under the laws of New Jersey, having its registered offices at 947 Linwood Avenue, Ridgewood, New Jersey 07450, represented herein by Mr. Randall D. Holmes, in his capacity as the legal representative of Ridgewood Egyptian Holdings;

     (collectively, the "First Party" or "Sellers"); and

3. Horus Private Equity Fund III L.P., a Cayman Islands Limited Partnership having its registered office at c/o M&C Corporate Services Limited, P.O.Box 309G7 Ugland House, South Church Street, Georgetown, Grand Cayman, Cayman Islands, managed by EFG-Hermes Private Equity and represented herein by Mr. Samer S. Yassa in his capacity as the legal representative of the fund, referred to hereinafer as (the "Second Party" or "First Purchaser"); and

4. Mariridge for Infrastructure Projects, an Egyptian joint stock company, whose registered office is at 26 Helmy Abd El Atti Street, Nasr City, Cairo, Egypt, represented herein by Mr. Zaki Girges, the Company's legal representative, referred to hereinafer as (the "Second Purchaser").

5.   Mr. Zaki Girges, an Egyptian national, holding national ID
     No.25809011602892 issued June, 2002 resident at 165, El Orouba Street, Heliopolis, Cairo, Egypt (referred to hereinafer as "ZG"); and

6. Ridgewood Egypt for Infrastructure Projects LLC, an Egyptian limited liability company, commercial register No. 327201 issued on November 11, 1999, whose registered office is at 165 El Orouba Street, Heliopolis, Cairo, Egypt, represented herein by Mr. Zaki Girges, in his capacity as the General Manager, referred to hereinafer as ("the Company")

     (All the above parties shall be collectively referred to as the "Parties")


WHEREAS, the Parties have entered into a Sale and Purchase Agreement dated June 5, 2008 (the "SPA"); and


WHEREAS, the Parties desire to amend the SPA on the terms set forth herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the Parties hereto agree as follows:

ARTICLE 1
DEFINITION AND INTERPRETATION

1.1 Unless otherwise specifically defined herein, capitalized terms shall have the same meaning assigned to them under the SPA.

1.2 The purpose of this amendment is to record the Parties' agreement to amend, cancel certain provisions of the SPA only within the limits provided hereunder, and is not intended to replace, terminate, and/or cancel the SPA or any other terms, conditions, or provisions thereof, which have not been explicitly altered hereunder.

1.3 This Amendment No. 1 shall become effective immediately on the date on which it has been signed by the authorized representatives of the Parties (the "Amendment No. 1 Effective Date").

ARTICLE 2

     "Early Termination Date" as defined under the SPA shall be amended to read as follows:

     "Early Termination Date"           means October 15, 2008, after which this
                                        Agreement may be terminated in
                                        accordance with Section 5.2 hereof



IN WITNESS WHEREOF, the Parties hereto have executed this Amendment No. 1 to the SPA on the date and year first above written.


SELLERS

RIDGEWOOD NEAR EAST HOLDINGS LLC
================================

By: /s/ Randall D. Holmes
-------------------------
Name: Randall D. Holmes
Title: president


RW EGYPTIAN HOLDINGS, LLC
=========================

By: /s/ Randall D. Holmes
-------------------------
Name: Randall D. Holmes
Title: President

FIRST PURCHASER

By: /s/ Horus Private Equity Fund III, LP
-----------------------------------------
Name: Samer S. Yassa
Title: Director


SECOND PURCHASER

By: /s/ Zaki Yousif Girges
--------------------------
Name: Zaki Yousif Girges
Title: Manager


RIDGEWOOD EGYPT FOR INFRASTRUCTURE LLC
======================================

By: /s/ Zaki Yousif Girges
----------------------
Name: Zaki Yousif Girges
Title: Manager


Mr. Zaki Girges
===============

Name: Zaki Yousif Girges
Signature: /s/ Zaki Yousif Girges
---------------------------------